UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2024
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)
1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On January 31, 2024, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to report drill results from its Roughrider Project located in Northern Saskatchewan, Canada. Both exploration and metallurgical sample drilling have been successful at intersecting uranium mineralization.

●
Exploration drilling extends potential of East Zone deposit: UEC commenced a drill program at Roughrider in November 2023 with the dual purpose of exploring for additional resources on the property and for collecting metallurgical samples in the existing resource areas to support future economic studies.

●
Discovery of new high-grade vein hosted mineralization in hole RR-889 grading 6.29% eU3O8 over 2.9 metres (“m”) ~25 m west of the East Zone deposit (“East Zone”): The mineralization is consistent with the grades and thicknesses of the East Zone and provides targets for resource expansion.

●
Metallurgical drill program at Roughrider completed: UEC has completed four metallurgical holes that intersected grades and thicknesses of uranium mineralization consistent with the resource models of the three zones, the best result being hole RR-879, drilled through the East Zone, which graded 3.16% eU3O8 over 43.4 m with sub-intervals grading 4.05% eU3O8 over 12.6 m and 3.81% eU3O8 over 21.6 m (Table 1).

●
Roughrider next steps: UEC plans to drill an additional 20 holes comprising about 9,000 m this winter to identify new areas of uranium mineralization. The current resource estimate includes 27.8 million lb U3O8 comprising 389,000 tonnes grading 3.25% U3O8 in the Indicated category and 36.0 million lb U3O8 comprising 359,000 tonnes grading 4.55% U3O8 in the Inferred category[1].

Chris Hamel, Vice President Exploration, Canada stated: “Roughrider is a world-class project with untapped potential for resource expansion and we’re pleased to confirm this with the discovery of high-grade mineralization between the East and West Zone deposits. The drilling program will continue through the winter and focus on exploration for additional uranium that is outside the existing mineralized zones.

Additionally, our metallurgical drilling has also confirmed the high-grade and vein-hosted nature of the Roughrider deposit with grades and thicknesses consistent with resource modelling and its structural setting. Our competitive advantage is the combination of the foundational work by Hathor and Rio Tinto with the UEC Canada Roughrider Team’s proven track record in brownfields resource expansion.”

In the below section of this news release, Figure 1 is a map showing the location of drill holes at Roughrider, Figure 2 is a zoom-in of the Roughrider project in the Northern part of Athabasca Basin and Figure 3 illustrates a zoom-out picture of where the Roughrider project is located within the Athabasca Basin.

Table 1: Roughrider Drilling Equivalent Grades

Drill Hole		From (m)	To (m)	Width (m)	Grade (%eU3O8)	Cut-off (%eU3O8)	GT (m*%)
		225.3	245.7	20.4	0.77	0.05	15.7
	incl.	234.2	243.2	9.0	1.56	1.00	14.1
RR-875		328.2	401.9	73.7	1.50	0.05	110.3
	incl.	366.8	368.6	1.8	6.89	1.00	12.4
	incl.	387.6	388.3	0.7	38.37	10.00	26.9
	incl.	394.7	398.5	3.8	5.52	1.00	21.0
		263.2	306.6	43.4	3.16	0.05	137.01
RR-879	incl.	267.3	279.9	12.6	4.05	1.00	51.07
	incl.	284.8	306.3	21.6	3.81	1.00	82.28
	incl.	296.5	297.8	1.3	13.95	10.00	18.13
		276.3	292.4	16.1	0.61	0.05	9.80
	incl.	287.2	288.9	1.7	4.38	1.00	7.44
RR-883		304.8	339.7	34.9	0.78	0.05	27.13
	incl.	330.2	335.2	4.9	4.46	1.00	21.84
		342.9	358.8	15.9	0.53	0.05	8.44
	incl.	354.4	358.1	3.7	1.57	1.00	5.81
		455.4	469.5	14.1	0.18	0.05	2.50
RR-885A	incl.	455.7	456.2	0.5	2.08	1.00	1.04
	incl.	468.6	469.1	0.5	1.90	1.00	0.95
		274.5	362.3	87.8	0.60	0.05	53.1
	incl.	295.7	296.9	1.2	6.24	1.00	7.5
RR-886B	incl.	296.1	296.4	0.3	11.00	10.00	3.3
	incl.	298.1	300.1	2.0	5.53	1.00	11.1
	incl.	328.5	338.5	10.0	2.39	1.00	23.9
RR-889		225.1	275.7	50.6	0.37	0.05	18.50
	incl.	272.8	275.7	2.9	6.28	0.10	18.21

About Canada’s Athabasca Basin

The Athabasca Basin is a world-class uranium district in the northern portion of the provinces of Saskatchewan and Alberta in Canada, occupying an area of about 100,000 square kilometres. The unique geology of the Athabasca Basin often results in deposit grades that exceed the world average of uranium deposits of 0.2% U3O8 by up to 100 times.

All of Canada’s current uranium production occurs from the mines located in the Athabasca Basin. According to the World Nuclear Association, the Athabasca Basin was responsible for producing 15% of the world’s uranium production in 2022.

Uranium mineralization in the Athabasca Basin occurs in fault structures that penetrate the interface between the sandstone and underlying basement rocks. Uranium can be found at the interface, known as the unconformity, or up to several hundreds of metres below the unconformity surface in the underlying basement rock and fault structures.

The uranium concentrations in the holes presented above from the radiometric equivalent uranium grade (“REG”), denoted as eU3O8, were determined in-situ within the drill hole. For more information on REGs please see the “About Radiometric Equivalent Grades” section below.

About Radiometric Equivalent Grades

The eU3O8 grades were estimated in-situ within the drill holes using calibrated down-hole radiometric gamma probes lowered down into the hole. This is a measuring method commonly used by uranium explorers and miners in the Athabasca Basin. The probe records the amount of radioactivity present in the rock adjacent to the probe as it moves up and down the hole.

The standard and shielded probes were calibrated prior to the commencement of the current drill program at the Saskatchewan Research Council’s (“SRC”) test pit facility in Saskatoon, Saskatchewan, and the Hi-Flux probes are calibrated at Alpha Nuclear in Saskatoon. Using down-hole probes to calculate radiometric equivalent grades is a common practice used by uranium mining companies in the Athabasca Basin. Down-hole probes can accurately measure uranium concentration by measuring the light flashes that occur every time the probe’s scintillator is struck by a gamma radiation particle emitted from uranium crystals. The number of light flashes are ‘counted’ by a photomultiplier tube. Due to a process called ‘saturation’ that occurs when light emitted by the probe’s scintillator overwhelms the photomultiplier tube’s ability to ‘count’ individual light flashes, it can sometimes be difficult to accurately determine radiometric equivalent grades in high-grade intervals.

Samples from all holes have been collected for assay analysis to confirm these equivalent grades. The samples will be analyzed at SRC’s Geoanalytical Laboratory in Saskatoon, with results expected in the coming weeks.

About the Roughrider Uranium Project

The Roughrider Project is a uranium project located in the eastern Athabasca Basin of northern Saskatchewan, Canada; one of the world’s premier uranium mining jurisdictions. The project is located approximately 13 kilometres west of Orano’s McClean Lake Mill, near UEC’s existing Athabasca Basin properties. The depth to mineralization at the project is approximately 200 m and hosted primarily in the basement rocks below the unconformity.

Qualified Persons and Data Acquisition

The technical information in this news release has been reviewed and approved by Chris Hamel, P.Geo., UEC’s Vice President Exploration, Canada, who is a Qualified Person for the purposes of SEC Regulation S-K 1300.

1.
Z“Technical Report Summary: Roughrider Uranium Project, Saskatchewan, Canada” prepared by SRK Consulting (UK) Ltd., effective date January 1, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923011966/ex_510257.htm).

Figure 1: Roughrider Drillhole Location Map

N
W
E
S
RR-890
RR-890A
RR-887
RR-888
RR-885
RR-885A
RR-873
RR-875
RR-879
RR-876A
RR-889
RR-891
RR-883, RR-886,
RR-886A, and RR-886B
RR-877
RR-878
RR-880, RR-881,
RR-882, and RR-884
RR-874
RR-876
Legend
UEC Drillhole
Unconformity Pierce Point
Trails
Roughrider Mineralization
Roughrider Claim Boundary
0
100
200
Meters

Figure 2: Roughrider Location Map

Figure 3: Athabasca Project Map

Athabasca Basin
Lake Athabasca
Uranium City
Fond du Lac
Stony Rapids
Black Lake
Alberta
Saskatchewan
SHEA CREEK
ROUGHRIDER
HIDDEN BAY
HORSESHOE & RAVEN
WEST BEAR
CHRISTIE LAKE
DIABASE
Legend
Producing Mine
Provincial Highway
Athabasca Basin Boundary
UEC

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01       Financial Statements and Exhibits

(d)                    Exhibits

Exhibit	Description

99.1	News Release dated January 31, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: January 31, 2024.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer